CONSENT OF INDEPENDENT AUDITOR



We hereby consent to the inclusion of our audit report dated March 10, 1999, on the consolidated financial statements of Skinvisible, Inc. for the period ended December 31, 1998 in the Company's Form 10-SB. We also consent to the application of such report to the financial information in the Form 10-SB, when such financial information is read in conjunction with the financial statements referred to in our report.



Westlake Village, California            /S/ Sarna & Company

April 19, 1999                          Certified Public Accountants